Exhibit 23(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-178044) on Form S-8 of our report dated June 28, 2018, related to the financial statement of the American Electric Power System Retirement Savings Plan as of December 31, 2017, appearing in the annual report on Form 11-K of the American Electric Power System Retirement Savings Plan as of December 31, 2018.

/s/ Plante & Moran, PLLC

Columbus, Ohio
June 28, 2019